UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2015

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25601	77-0409517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Holger Way

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 333-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2015, Brocade Communications Systems, Inc. (the “Company”) issued $575,000,000 principal amount of its 1.375% Convertible Senior Notes due 2020 (the “Notes”). The Company estimates that the net proceeds from the offering of the Notes will be approximately $564.1 million after deducting the discount of the initial purchasers of the Notes (the “Initial Purchasers”) and estimated offering expenses payable by the Company. The Company used approximately $35.0 million of the net proceeds of the offering to pay the cost of the convertible note hedge transactions described below (after such cost was partially offset by the proceeds to the Company of the warrant transactions described below) and approximately $48.9 million of the net proceeds of the offering to repurchase approximately 4.1 million shares of its common stock (“Common Stock”) in privately negotiated transactions effected through one of the Initial Purchasers, as the Company’s agent. These repurchases were effected concurrently with the pricing of the offering from purchasers of the Notes, at a purchase price of $11.80 per share, which was the closing price of the Common Stock on The NASDAQ Global Select Market on January 8, 2015, the date of the pricing of the Notes. The Company intends to use the remainder of the net proceeds from the offering to redeem all of its outstanding 6.875% senior secured notes due 2020 (the “2020 notes”) and for general corporate purposes, including potential acquisitions and other business development activities.

Concurrently with the closing of the offering, the Company called the 2020 notes for redemption with a redemption date of February 13, 2015, and irrevocably deposited with the trustee for the 2020 notes $322.2 million to discharge the 2020 notes in full, all in accordance with the terms of the 2020 notes.

Purchase Agreement

On January 8, 2015, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with the Initial Purchasers relating to the Company’s sale of up to $575,000,000 aggregate principal amount of the Notes (including an over-allotment option) to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company and the Initial Purchasers relied on these exemptions from registration based in part on representations made by the Company and the Initial Purchasers, respectively. The sale includes the exercise in full by the Initial Purchasers of their option under the Purchase Agreement to purchase up to $75,000,000 aggregate principal amount of Notes, solely to cover over-allotments. The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Initial Purchasers. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act. The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Indenture & the Notes

The Notes were issued pursuant to an Indenture, dated as of January 14, 2015 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee. The Notes are general, unsecured obligations of the Company. The notes will bear interest at a rate of 1.375% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on July 1, 2015. The Notes mature on January 1, 2020 unless repurchased or converted in accordance with their terms prior to such date. The Company may not redeem the Notes prior to their maturity.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

(1)	default by the Company in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(2)	default by the Company in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)	failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for a period of five business days;

(4)	failure by the Company to issue a fundamental change notice, notice of the effective date of a make-whole fundamental change, or a notice of a specified corporate event at the time and in the manner provided in the Indenture;

(5)	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger or sale of assets of the Company;

(6)	failure by the Company, for a period of 60 days after written notice from the trustee or the holders of 25% or more in aggregate principal amount of the Notes then outstanding has been received by the Company, to comply with any of its agreements under the Notes or the Indenture;

(7)	default by the Company or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $75,000,000 in the aggregate of the Company and/or any such subsidiary, and such default

(i)	results in such indebtedness becoming or being declared due and payable, or

(ii)	constitutes a failure to pay the principal or interest of any such indebtedness when due and payable (at its stated maturity, upon required repurchase, upon acceleration as a result of an event of default or otherwise), if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after written notice to the Company by the trustee or holders of 25% or more in aggregate principal amount of the Notes then outstanding; or

(8)	certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries occur.

If specified bankruptcy and insolvency-related events of default described in clause (8) above and further specified in the Indenture occur, the principal of, and accrued and unpaid interest on, all of the then-outstanding Notes shall automatically become due and payable. If an event of default other than these bankruptcy and insolvency-related events of default occurs and is continuing, the trustee by notice to the Company or the holders of 25% or more in aggregate principal amount of the Notes then outstanding by notice to the Company and the trustee, may declare the principal of, and accrued and unpaid interest on, all of the then-outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 360 days after such event of default, consist exclusively of the right to receive additional interest on the Notes.

The Notes are convertible at an initial conversion rate of 62.7746 shares of Common Stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $15.93 per share of Common Stock, subject to adjustment. Upon conversion, the Company will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at its election. If the Company satisfies its conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of Common Stock, the amount of cash and shares of Common Stock, if any, due upon conversion will be based on a daily conversion value calculated on a proportionate basis for each trading day in a 30 trading day observation period (as defined in the Indenture). Prior to the close of business on the business day immediately preceding September 1, 2019, such conversion is subject to the satisfaction of the conditions set forth below.

Holders of the Notes may convert all or a portion of their Notes prior to the close of business on the business day immediately preceding September 1, 2019, in multiples of $1,000 principal amount, only under the following circumstances:

•	during any fiscal quarter commencing after the fiscal quarter ending on May 2, 2015 (and only during such fiscal quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price of the Notes on each applicable trading day;

•	during the five business day period after any ten consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each trading day of that ten day consecutive trading day period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate of the Notes on each such trading day; or

•	upon the occurrence of specified corporate events.

On or after September 1, 2019, to the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes regardless of the foregoing conditions.

Holders of the Notes who convert their Notes in connection with a make-whole fundamental change (as defined in the Indenture) are, under certain circumstances, entitled to an increase in the conversion rate. Additionally, in the event of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid interest to, but excluding, the repurchase date.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the Indenture.

Convertible Note Hedge Transactions

On each of January 8, 2015, concurrently with the pricing of the Notes, and January 9, 2015, concurrently with the Initial Purchasers’ exercise of the over-allotment option to purchase additional Notes, the Company entered into convertible note hedge transactions with respect to its Common Stock (the “Purchased Options”) with affiliates of certain initial purchasers and another financial institution (the “Counterparties”). The Purchased Options cover, subject to anti-dilution adjustments substantially identical to those in the Notes, approximately 36.1 million shares of Common Stock, which is equal to the number of shares of Common Stock that will initially underlie the Notes, at an initial strike price of $15.93 per share. The Purchased Options will expire upon the maturity of the Notes, if not earlier exercised or terminated. A copy of the form of confirmation for the Purchased Options is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Purchased Options are intended to reduce potential dilution to Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market value per share of Common Stock, as measured under the Purchased Options, at the time of exercise is greater than the strike price of the Purchased Options, which initially corresponds to the initial conversion price of the Notes. The Purchased Options are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes.

The Company used $35.0 million of the net proceeds from the offering of the Notes to pay the cost of the Purchased Options (after such cost was partially offset by the proceeds to the Company of the Warrants (as defined below)).

Warrant Transactions

Separately from the Purchased Options, on each of January 8, 2015, concurrently with the pricing of the Notes, and January 9, 2015, concurrently with the Initial Purchasers’ exercise of the over-allotment option to purchase additional Notes, the Company entered into warrant transactions to sell to the Counterparties warrants (the “Warrants”) to acquire, subject to customary anti-dilution adjustments, up to approximately 36.1 million shares of Common Stock in the aggregate at a strike price of approximately $20.65 per share. The Company offered and sold the Warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the Warrants nor the underlying shares of Common Stock issuable upon conversion of the Warrants have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. A copy of the form of confirmation for the Warrants is attached hereto as Exhibit 99.2 and is incorporated herein by reference. If the market value per share of Common Stock, as measured under the Warrants, at the time of exercise exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share. The Warrants are separate transactions, entered into by the Company with the Counterparty, and are not part of the terms of the Notes. The Warrants will expire in 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms and conditions of the Notes and Indenture described in Item 1.01 of this report are incorporated herein by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report under the headings “Purchase Agreement” and “Warrant Transactions” is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement, dated January 8, 2015, by and among Brocade Communications Systems, Inc., Wells Fargo Securities, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.1	Indenture (including the form of Notes) dated January 14, 2015, between Brocade Communications Systems, Inc. and Wells Fargo Bank, National Association

4.2	Form of 1.375% Convertible Senior Note due 2020 (included in Exhibit 4.1)

99.1	Form of Convertible Note Hedge Transaction Confirmation

99.2	Form of Warrant Transaction Confirmation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: January 14, 2015	By:	/s/ Daniel W. Fairfax
Daniel W. Fairfax
Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated January 8, 2015, by and among Brocade Communications Systems, Inc., Wells Fargo Securities, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.1	Indenture (including the form of Notes) dated January 14, 2015, between Brocade Communications Systems, Inc. and Wells Fargo Bank, National Association

4.2	Form of 1.375% Convertible Senior Note due 2020 (included in Exhibit 4.1)

99.1	Form of Convertible Note Hedge Transaction Confirmation

99.2	Form of Warrant Transaction Confirmation